Exhibit 99.1

Galectin Therapeutics Appoints Joel Lewis as Chief Executive Officer

Dr. Harold Shlevin retires as CEO, transitions to role of scientific and business consultant and will remain on the Board

Board strengthened in scientific expertise with addition of Dr. Elissa Schwartz and in business expertise with Mr. Richard Zordani

NORCROSS, Ga., September 2, 2020 (GLOBE NEWSWIRE) – Galectin Therapeutics Inc. (NASDAQ: GALT), the leading developer of therapeutics that target galectin proteins, today announced the appointment of current board member, Joel Lewis, to the position of Chief Executive Officer (CEO) and President. In this position, Mr. Lewis will set corporate strategy and oversee operations, most importantly the Company’s global NASH-RX adaptively-designed trial for the prevention of varices in NASH cirrhosis patients using its proprietary galectin-3 inhibiting compound, belapectin (GR-MD-02). Dr. Harold Shlevin, who is retiring from the CEO position, has signed a consulting agreement through which he has agreed to devote significant effort to advancing the NASH-RX trial. Dr Shlevin and Mr. Lewis will retain their positions on Galectin’s Board of Directors.

Chairman of Galectin Therapeutics, Mr. Richard E. Uihlein said, “On behalf of the entire board of directors, I am extremely pleased to announce the appointment of Joel Lewis, an accomplished and seasoned executive, to the position of Chief Executive Officer and president of Galectin. For more than a decade, Joel has been one of my most trusted advisors in all aspects of my business and investments. This includes consulting on my first investment in Galectin in 2009, my accepting the role as its Chairman, as well as my substantial personal investment of $22.5 million in the Rights Offering. My belief in, and commitment to, the Company, including its phenomenal employees, world-class investigators, and its research driven approach in addressing unmet medical needs, will only be strengthened by Joel’s involvement. Along with our established, highly dedicated and experienced scientific, clinical and management team ( (Mr. Rex Horton, Vice President Commercial Development, Regulatory Affairs and Quality, Dr. Eliezer Zomer, VP Discovery Research and Product Development, and Mr. Jack Callicutt, Chief Financial Officer and Treasurer) we are pleased with the recent addition of Dr. Pol F. Boudes as Chief Medical Officer, as well as the promotion of Dr. Adam Allgood to Vice President of Clinical Development and Clinical Operations. I have every confidence that Joel possesses the skills needed and to successfully lead our team’s efforts to advance our drug candidate, belapectin, through the NASH-RX trial and more. We have and will continue to build a strong management team, and I am extremely pleased that Joel accepted this role. In addition to his management and business ability, from which I have personally benefited, Joel’s impeccable character and principled approach to finding solutions will ensure the best interests of our patients, medical partners, and all shareholders are served.

I want to thank Dr. Shlevin for not only his tireless efforts and stewardship while CEO and his commitment to his continuing role as an integral part of our ongoing clinical trial as a consultant for the Company, but most importantly for stepping up when we needed him most. After the unexpected resignation of our former CEO a couple of years ago, Harold was at my dining room table within a week along with Jack Callicutt, several board members and Joel. At that strategic meeting we laid out goals for the Company. Under Harold’s leadership these goals and more have been accomplished. We designed and have started a Phase 2b/3 adaptively-designed trial, produced and have on hand more active pharmaceutical ingredient and finished product than we have ever had in our history, streamlined our capital structure, successfully completed a Rights Offering, and hired an outstanding Chief Medical Officer. The fact that Harold has accomplished all of this, is willing to remain on the Board and will continue consulting for us, speaks to his unwavering dedication to the Company and its mission. I speak for the entire Board in saying we are truly grateful.

On the subject of the Board, because Joel will now assume the role of CEO and President, he can no longer serve as Chairman of the Audit Committee. As such, we will be adding two new members to our already impressive and qualified Board of Directors. Mr. Richard Zordani and Dr. Elissa Schwartz have accepted appointments to the Board of Directors. Rick has worked for me for more than seven years and now runs my Family Office. He is a seasoned financial executive with extensive public accounting and Family Office experience. I believe he is the best person to assume Joel’s role as Audit Committee Chairman. Those of us with business backgrounds and the scientists on the Board are extremely pleased to be adding someone of Dr. Schwartz’ caliber. Dr. Schwartz has extensive experience in clinical research, biomathematics and biostatistics, which will complement our business development capabilities. While I want to let their bios speak for themselves, I want to personally welcome them to the Board.”

Incoming CEO and President Joel Lewis added, “I am honored to be given the opportunity to lead Galectin Therapeutics at this exciting time in the Company’s history. I want to thank the entire Board for their confidence in me, but I want to especially thank Dick Uihlein and Kevin Freeman. They approached me with this concept early in December 2019, and we began preparations at that time. Although my involvement with Galectin spans many years and since 2017 as a Board member and audit committee Chairman, the vast majority of my work was behind the scenes. I have spent the past months forging stronger operational relationships with the entire team. Before I accepted the position, I wanted to personally understand the role of every team member, as well as be entirely confident in their abilities. Without hesitation I have full confidence in not only the ability, but in the commitment of every team member.

I made two requests of Dick prior to accepting this role. First, that I had confidence in the team and that they had confidence in me. My next request will be clear in the disclosure of my employment agreement. Upon joining the Board with Dick, I wanted my interests to be entirely aligned with the Company’s success. Since I joined the board, all of my board compensation has been be paid in stock rather than in cash. Since I worked for the largest individual investor at the time who eventually filled the role of Chairman, I needed my interests to be consistent with his investment thesis. In that vein, my next request was that a large majority of my compensation as CEO and President be paid in the form of stock. I am pleased that Dick and the Board agreed with me that eighty percent (80%) of my compensation be paid in the form of stock.

Additionally, this stock will be held as Deferred Stock Units that will not start being distributed until March 2023.

My sincere hope is that every investor, including Dick, every investigator, including our Co-Principal investigators Dr. Naga Chalasani and Dr. Stephen Harrison, every patient and every partner interpret my compensation strategy as it is intended, to highlight my long term commitment to Galectin and working to ensure that it achieves its mission. I believe that the execution of the protocol filed with the FDA and in most of the targeted countries around the world for the NASH-RX trial gives our proprietary compound, belapectin, the greatest chance to demonstrate safety and efficacy in patients suffering from NASH cirrhosis, for which there are currently no therapies. Additionally, I intend to empower our experienced team of medical, technical, and other experts to effectively execute our trial and further our research to both realize the value of belapectin and create value for our shareholders.”

Dr. Shlevin commented, “Leading Galectin has been a privilege, and my time at the Company has been extremely rewarding on both a personal and professional level. Since joining the Company in 2012, I have helped to initiate the first-in-man trial of belapectin and lead the Company through the start of our Phase 2b/3 trial in NASH cirrhosis. I feel this is the right time to turn the reigns of management over to Joel and the team to oversee the successful execution of the trial and the next phase of Galectin’s growth and to allow me to spend more time with my wife, Barbara. Having worked with Dick and Joel over the past few years, I am extremely confident the organization will be guided by strong and accomplished leadership. And, I am confident Joel has both the vision and the passion to see this trial through to conclusion. I look forward to helping to guide the company at the Board level and will continue as a consultant to help assure a seamless transition.”

Mr. Lewis brings over 22 years of executive management experience where he has compiled an extensive track record of achieving high-impact results. Prior to joining Galectin Therapeutics, Mr. Lewis served for 13 years as the Managing Director of Shareholder Services at Uline, Inc. where he assisted Dick Uihlein and the other principals with financial strategies. Before his employment with Uline Inc., Mr. Lewis served as Tax and Accounting Manager for Century America LLC from 2001 to 2006. Mr. Lewis also worked for the accounting firm Deloitte &

Touche from 1998 to 2001. Mr. Lewis is licensed as a certified public accountant in Illinois and earned his undergraduate degree from the University of Illinois at Urbana-Champaign and his Masters in Science of Taxation from DePaul University. Additionally, he has served on the Board of Directors of Galectin Therapeutics since December 2017.

About Belapectin (GR-MD-02)

Belapectin (GR-MD-02) is a complex carbohydrate drug that targets galectin-3, a critical protein in the pathogenesis of fatty liver disease and fibrosis. Galectin-3 plays a major role in diseases that involve scarring of organs including fibrotic disorders of the liver, lung, kidney, heart and vascular system. The drug binds to galectin proteins and disrupts their function. Preclinical data in animals models have shown that belapectin has robust treatment effects in reversing liver fibrosis and cirrhosis. Belapectin results in the NASH-CX clinical trial, which were published in Gastroenterology, exhibited a favorable safety profile and clinically meaningful efficacy results in patients without esophageal varices at baseline demonstrated by a prevention of development of varices when compared to placebo; these results provide the basis for the conduct of the NASH-RX trial. The NASH-RX trial, entitled “A Seamless Adaptive Phase 2b/3, Double-Blind, Randomized, Placebo-controlled Multicenter, International Study Evaluating the Efficacy and Safety of Belapectin (GR-MD-02) for the Prevention of Esophageal Varices in NASH Cirrhosis” began enrolling patients in June 2020 and is posted on www.clinicaltrials.gov (NCT04365868).

About Fatty Liver Disease with Advanced Fibrosis and Cirrhosis

Non-alcoholic steatohepatitis (NASH) has become a common disease of the liver with the rise in obesity and other metabolic diseases. NASH is estimated to affect up to 28 million people in the U.S. It is characterized by the presence of excess fat in the liver along with inflammation and hepatocyte damage (ballooning) in people who consume little or no alcohol. Over time, patients with NASH can develop excessive fibrosis, or scarring of the liver, and ultimately liver cirrhosis. It is estimated that as many as 1 to 2 million individuals in the U.S. will develop cirrhosis as a result of NASH, for which liver transplantation is the only curative treatment available. Approximately 8,890 liver transplants are performed annually in the U.S. There are no drug therapies approved for the treatment of liver fibrosis or cirrhosis.

About Galectin Therapeutics

Galectin Therapeutics is dedicated to developing novel therapies to improve the lives of patients with chronic liver disease and cancer. Galectin’s lead drug belapectin (formerly known as GR-MD-02) is a carbohydrate-based drug that inhibits the galectin-3 protein which is directly involved in multiple inflammatory, fibrotic, and malignant diseases, for which it has Fast Track designation by the U.S. Food and Drug Administration. The lead development program is in non-alcoholic steatohepatitis (NASH) with cirrhosis, the most advanced form of NASH-related fibrosis. This is the most common liver disease and one of the largest drug development opportunities available today. Additional development programs are in treatment of combination immunotherapy for advanced melanoma and other malignancies. Advancement of these additional clinical programs is largely dependent on finding a suitable partner. Galectin seeks to leverage extensive scientific and development expertise as well as established relationships with external sources to achieve cost-effective and efficient development. Additional information is available at www.galectintherapeutics.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or future financial performance, and use words such as “may,” “estimate,” “could,” “expect” and others. They are based on management’s current expectations and are subject to factors and uncertainties that could cause actual results to differ materially from those described in the statements. These statements include those regarding the hope that Galectin’s development program for belapectin will lead to the first therapy for the treatment of fatty liver disease with cirrhosis and those regarding the hope that our lead compounds will be successful in cancer immunotherapy and in other therapeutic indications. Factors that could cause actual performance to differ materially from those discussed in the forward-looking statements include, among others, that trial endpoints required by the FDA may not be achieved; Galectin may not be successful in developing effective treatments and/or obtaining the requisite approvals for the use of belapectin or any of its other drugs in development; the Company may not be successful in scaling up manufacturing and meeting requirements related to chemistry, manufacturing and control matters; the Company’s current NASH-RX clinical trial and any future clinical studies as modified to meet the requirements of the FDA may not produce positive results in a timely fashion, if at all, and could require larger and longer trials, which would be time consuming and costly; plans regarding development, approval and marketing of any of Galectin’s drugs are subject to change at any time based on the changing needs of the Company as determined by management and regulatory agencies; regardless of the results of any of its development programs, Galectin may be unsuccessful in developing partnerships with other companies or raising additional capital that would allow it to further develop and/or fund any studies or trials. Galectin has incurred operating losses since inception, and its ability to successfully develop and market drugs may be impacted by its ability to manage costs and finance continuing operations. Global factors such as COVID-19 may limit access to NASH patient populations around the globe and slow trial enrollment and prolong the duration of the trial and significantly impact associated costs as well as impact other trial related activities including, amongst others, manufacturing and regulatory reviews. For a discussion of additional factors impacting Galectin’s business, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, and subsequent filings with the SEC. You should not place undue reliance on forward-looking statements. Although subsequent events may cause its views to change, management disclaims any obligation to update forward-looking statements.

Company Contact:

Jack Callicutt, Chief Financial Officer

(678) 620-3186

ir@galectintherapeutics.com

Media Contact:

Gregory FCA

Lexi Burchmore, Account Supervisor

(215) 297-3607

lexib@gregoryfca.com

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Galectin Therapeutics and its associated logo is a registered trademark of Galectin Therapeutics Inc.    Belapectin is the USAN assigned name for Galectin Therapeutics’ galectin-3 inhibitor GR-MD-02